As filed with the Securities and Exchange Commission on March 3, 2006
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOCUS, INC.
(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1806705 (I.R.S. Employer Identification No.)

4296 Forbes Boulevard
Lanham, Maryland 20706
(Address of Principal Executive Offices)

2005 STOCK AWARD PLAN
1999 STOCK OPTION PLAN
(Full title of the plans)

Stephen Vintz
Chief Financial Officer
Vocus, Inc.
4296 Forbes Boulevard
Lanham, Maryland 20706
(Name and address of agent for service)

(301) 459-2590
(Telephone number, including area code, of agent of service)

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum
	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
Title Of Shares To Be Registered	Registered (1)	Share	Price	Registration Fee
Common Stock, $.01 par value	2,600,000 shares (2)	$13.75 (3)	$35,750,000 (3)	$3,825.25	(3)
Common Stock, $.01 par value	1,034,979 shares (4)	$2.88 (5)	$2,980,740 (5)	$318.94	(5)
Total	3,634,979 shares	—	$38,730,740	$4,144.19

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares issuable upon the exercise of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalents, bonus stock or other stock-based awards granted or to be granted under the registrant’s 2005 Stock Award Plan.

(3)	Estimated based upon the average of the high and low sales prices of common stock on February 28, 2006, as reported on the Nasdaq National Market, solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act.

(4)	Represents shares issuable upon the exercise of stock options granted under the registrant’s 1999 Stock Option Plan.

(5)	Estimated based upon the weighted average exercise price of the options granted under the 1999 Stock Option Plan, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.

Explanatory Note
     This Registration Statement is intended to register a total of 3,634,979 shares of the common stock, par value $.01 per share, to be issued by Vocus, Inc., a Delaware corporation (the “Company”), under the Company’s 2005 Stock Award Plan and 1999 Stock Option Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information.
     Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the Commission:
     (1) The Prospectus filed by us on December 7, 2005 pursuant to Rule 424(b) under the Securities Act relating to our initial public offering of common stock, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;
     (2) The Current Reports on Form 8-K filed by us on December 12, 2005, February 6, 2006 and March 2, 2006 and
     (3) The description of our common stock contained in our Registration Statement on Form 8-A filed on December 5, 2005, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. The information contained in any such documents will automatically update and supersede any information previously incorporated by reference into this Registration Statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Greenberg Traurig, LLP has opined as to the legality of the securities being offered by this Registration Statement.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was our director, officer, employee or agent may and, in certain cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.
     Article VI of our amended and restated certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.
     Article VII of our amended and restated certificate of incorporation also provides that we shall indemnify to the fullest extent permitted by Delaware law any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise.
     We are a party to an underwriting agreement which provides that the underwriters shall indemnify our officers and directors against certain liabilities under the Securities Act. Reference is made to the Underwriting Agreement filed as Exhibit 1.1 to our Current Report on Form 8-K filed on December 12, 2005.
     We have entered into indemnification agreements with each of our directors and certain of our officers. Pursuant to such agreements, we are obligated, to the extent permitted by applicable law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers or assumed certain responsibilities at our direction.
     We maintain insurance coverage for our directors and officers with respect to certain liabilities incurred in their capacities as such and for us with respect to any payments which we become obligated to make to such persons under the foregoing charter and statutory provisions.
Item 7. Exemption From Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Fifth Amended and Restated Certificate of Incorporation of the Company.
4.2	Amended and Restated Bylaws of the Company.
4.3	1999 Stock Option Plan, incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed on June 15, 2005 (No. 333-125834).
4.4	Form of Option Agreement under the 1999 Stock Option Plan, incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on June 15, 2005 (No. 333-125834).
4.5	2005 Stock Award Plan, incorporated by reference to Exhibit 10.7 to the Company’s Amendment No. 6 to the Registration Statement on Form S-1 filed on December 6, 2005 (No. 333-125834).
4.6	Form of Stock Option Agreement under the Company’s 2005 Stock Award Plan, incorporated by reference to Exhibit 10.8 to the Company’s Amendment No. 6 to the Registration Statement on Form S-1 filed on December 6, 2005 (No. 333-125834).
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
Item 9. Undertakings.
(a) We hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, Maryland, on this 3rd day of March, 2006.

VOCUS, INC.
By:	/s/ Richard Rudman
Richard Rudman
Chief Executive Officer, President and Chairman

POWER OF ATTORNEY
     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Richard Rudman and Stephen Vintz and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith and (ii) any registration statement and any and all amendments thereto, relating to the offer covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Rudman	Chief Executive Officer, President and Chairman	March 3, 2006

Richard Rudman	(Principal Executive Officer)

/s/ Stephen Vintz	Chief Financial Officer and Treasurer	March 3, 2006

Stephen Vintz	(Principal Financial and Accounting Officer)

/s/ Robert Lentz	Chief Technology Officer and Director	March 3, 2006

Robert Lentz

/s/ Michael Bronfein	Director	March 3, 2006

Michael Bronfein

/s/ Kevin Burns	Director	March 3, 2006

Kevin Burns

Signature	Title	Date

/s/ Gary Golding	Director	March 3, 2006

Gary Golding

/s/ Ronald Kaiser	Director	March 3, 2006

Ronald Kaiser

/s/ Richard Moore	Director	March 3, 2006

Richard Moore

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Fifth Amended and Restated Certificate of Incorporation of the Company.
4.2	Amended and Restated Bylaws of the Company.
4.3	1999 Stock Option Plan, incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed on June 15, 2005 (No. 333-125834).
4.4	Form of Option Agreement under the 1999 Stock Option Plan, incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on June 15, 2005 (No. 333-125834).
4.5	2005 Stock Award Plan, incorporated by reference to Exhibit 10.7 to the Company’s Amendment No. 6 to the Registration Statement on Form S-1 filed on December 6, 2005 (No. 333-125834).
4.6	Form of Stock Option Agreement under the Company’s 2005 Stock Award Plan, incorporated by reference to Exhibit 10.8 to the Company’s Amendment No. 6 to the Registration Statement on Form S-1 filed on December 6, 2005 (No. 333-125834).
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).